Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299

                                  NEWS RELEASE


Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                          (212) 838-3777
investorrelations@vasomedical.com       Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100


        VASOMEDICAL REPORTS FOURTH QUARTER FISCAL 2005 FINANCIAL RESULTS
                   Conference Call to be Held Today at 4:30 ET

WESTBURY, N.Y. (August 16, 2005) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and twelve months ended May 31, 2005.

For the fourth quarter of fiscal 2005, Vasomedical recorded total revenues of $3.8 million, compared with total revenues of $5.9 million for the fourth quarter of fiscal 2004. The Company reported a net loss for the fourth quarter of fiscal 2005 of $1.0 million, or $0.02 per share, compared with a net loss of $0.8 million, or $0.01 per share, in the year-ago quarter.

Thomas Glover, president and chief executive officer of Vasomedical, commented, "Although our results compare unfavorably to the prior fiscal year quarter, we are encouraged with this past quarter's performance, as we grew our revenue from $2.9 million in the third quarter of fiscal 2005. This represents a 30% increase from the previous quarter and a reversal of the declining revenues we have experienced over the last several quarters. Since it is our stated objective to achieve profitability in large part by growing revenue, we were very pleased to see this sequential growth trend."

"Our progress was also measured in other tangible ways during the past few months. On June 22, we announced that our application for the expansion of national Medicare reimbursement coverage for EECP(R) therapy was accepted for review by CMS (Centers for Medicare and Medicaid Services). A favorable decision by CMS will provide Medicare reimbursement of EECP therapy for congestive heart failure as a primary indication as well as coverage for less severe angina. This was a critical milestone for us and we anticipate a preliminary coverage decision from CMS by December 20, 2005 and a final coverage decision by March 20, 2006. As part of the review process, CMS initiated a public comment period, now completed, which generated nearly 90 letters to CMS from providers, physicians, nurses, health care administrators and patients. We were encouraged to see that virtually all of these letters spoke of the benefits and positive results achieved with EECP therapy and advocated expansion of reimbursement coverage."

Total revenues for fiscal 2005 were $15.1 million, compared with $22.2 million for fiscal 2004. The decline in equipment sales was due primarily to a decrease in domestic units shipped, a 5% decrease in the average sales prices of new EECP systems sold in the domestic market and an unfavorable product mix reflecting a higher portion of used versus new equipment shipments. The revenue decline from domestic equipment sales was partially offset by a 23% increase in revenue from equipment rental and services for the year ended May 31, 2005, as compared with the prior year. The net loss for the twelve months ended May 31, 2005 was $5.6 million, or $0.10 per share, compared with a net loss of $3.4 million, or $0.06 per share, for the twelve months ended May 31, 2004.

Cash, cash equivalents and certificates of deposit at May 31, 2005 were $2.7 million, compared with $7.5 million at May 31, 2004.

Conference Call

The Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or (706) 634-7417 from outside the U.S. A telephone replay will be available until 11:59 p.m. Eastern Time on August 18, 2005, by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering passcode 8513387.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. The webcast will be archived for 30 days.

About EECP(R)Therapy

EECP external counterpulsation therapy is typically given in 35 one-hour sessions over seven weeks. Patients recline on a contoured treatment table and their calves, lower thighs and upper thighs are wrapped in a pneumatic cuff set. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting and deflates the cuffs just before the next heartbeat. The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle and other organs and decreases the heart's workload, creating a greater oxygen supply for the heart muscle while lowering its need for oxygen.

About Vasomedical, Inc.

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's unique proprietary technology. EECP therapy is a noninvasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of stable or unstable angina, congestive heart failure, acute myocardial infarction and cardiogenic shock. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and equipment maintenance program designed to provide optimal patient outcomes. Additional information is available on the Company's website at www.vasomedical.com. EECP is a registered trademark for Vasomedical's enhanced external counterpulsation systems.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)


                                                                                  May 31, 2005       May 31, 2004
                                  ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                        $990              $6,365
     Certificates of deposit                                                         1,758               1,181
     Accounts receivable, net of an allowance for doubtful accounts of
       $395 and $699 at May 31, 2005 and 2004, respectively                          1,892               5,522
     Inventories, net                                                                3,360               2,374
     Other current assets                                                              224                 272
                                                                                 --------------      -------------
         Total current assets                                                        8,224              15,714

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $2,627 and
   $2,379 at May 31, 2005 and 2004, respectively                                     2,234               2,431
DEFERRED INCOME TAXES                                                               14,582              14,582
OTHER ASSETS                                                                           321                 297
                                                                                 --------------      -------------
                                                                                   $25,361             $33,024
                                                                                 ==============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $1,569              $2,972
     Current maturities of long-term debt and notes payable                            148                 137
     Sales tax payable                                                                 217                 353
     Deferred revenue                                                                1,667               1,735
     Accrued warranty and customer support expenses                                    111                 162
     Accrued professional fees                                                         401                 242
     Accrued commissions                                                               178                 341
                                                                                 --------------      -------------
         Total current liabilities                                                   4,291               5,942

LONG-TERM DEBT                                                                         948               1,093
ACCRUED WARRANTY COSTS                                                                   8                  83
DEFERRED REVENUE                                                                       884               1,112
OTHER LIABILITIES                                                                       67                 200

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; none issued
       and outstanding                                                                  --                  --
     Common stock, $.001 par value; 110,000 shares authorized; 58,553 and
       58,419 shares at May 31, 2005 and 2004, respectively, issued and
       outstanding                                                                      58                  58
     Additional paid-in capital                                                     51,451              51,320
     Accumulated deficit                                                           (32,346)            (26,784)
                                                                                 --------------      -------------
         Total stockholders' equity                                                 19,163              24,594
                                                                                 --------------      -------------
                                                                                   $25,361             $33,024
                                                                                 ==============      =============

                       Vasomedical, Inc. and Subsidiaries

                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                      Twelve Months Ended                    Three Months Ended
                                                -------------------------------        ------------------------------
                                                May 31, 2005      May 31, 2004         May 31, 2005       May 31, 2004
                                                -------------     -------------        -------------    -------------
Revenues
   Equipment sales                                $11,517           $19,303               $2,888           $5,156
   Equipment rentals and services                   3,579             2,904                  960              771
                                                -------------     -------------        -------------    -------------
                                                  $15,096           $22,207               $3,848           $5,927

Cost of sales and services
   Cost of sales, equipment                         4,224             6,309                1,188            1,692
   Cost of equipment rentals and services           1,281             1,281                  316              332
                                                -------------     -------------        -------------    -------------
                                                    5,505             7,590                1,504            2,024
                                                -------------     -------------        -------------    -------------
   Gross Profit                                     9,591            14,617                2,344            3,903

Expenses
   Selling, general and administrative             12,007            12,911                2,918            3,693
   Research and development                         3,064             3,748                  543              751
   Provision for doubtful accounts                     11             1,297                 (124)             150
   Interest expense and financing costs               105               132                   20               31
   Interest and other income, net                     (74)              (99)                 (22)              16
                                                -------------     -------------        -------------    -------------
                                                   15,113            17,989                3,335            4,641
                                                -------------     -------------        -------------    -------------
LOSS BEFORE INCOME TAXES                           (5,522)           (3,372)                (991)            (738)
   Income tax expense, net                            (40)              (51)                 (10)             (21)
                                                -------------     -------------        -------------    -------------
NET LOSS                                          ($5,562)          ($3,423)             ($1,001)           ($759)
                                                =============     =============        =============    =============


Net loss per common share
     - basic                                        ($0.10)           ($0.06)              ($0.02)          ($0.01)
                                                =============     =============        =============    =============
     - diluted                                      ($0.10)           ($0.06)              ($0.02)          ($0.01)
                                                =============     =============        =============    =============

Weighted average common shares outstanding
     - basic                                        58,548            57,982               58,553           58,384
                                                =============     =============        =============    =============
     - diluted                                      58,548            57,982               58,553           58,384
                                                =============     =============        =============    =============



REVENUES BY GEOGRAPHIC REGION
United States business                            $13,673           $21,339               $3,102           $5,714
Non-domestic business                               1,423               868                  746              213
                                                -------------     -------------        -------------    -------------
  Total                                           $15,096           $22,207               $3,848           $5,927
                                                =============     =============        =============    =============


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